EXHIBIT 5.1

McCarthy Tétrault LLP PO Box 48, Suite 5300 Toronto-Dominion Bank Tower Toronto ON M5K 1E6 Canada Tel: 416-362-1812 Fax: 416-868-0673

February 10, 2023

Golden Credit Card Limited Partnership

c/o Golden Credit Card GP Inc.

200 Bay Street, 12th Floor

Royal Bank Plaza, South Tower

Toronto, Ontario

Canada, M5J 2J5

Re:	Registration Statement on Form SF-3 File No. ●

Ladies and Gentlemen:

We have acted as special counsel to Golden Credit Card Limited Partnership (the “Registrant"), and Golden Credit Card Trust, a trust formed under the laws of the Province of Ontario, as issuer (the "Trust"), in connection with the above-referenced Registration Statement on Form SF-3 (the "Registration Statement"), filed with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”) in connection with the registration by the Registrant on the date hereof of its Credit Card Receivables Backed Notes (the "Notes") to be issued by the Trust from time to time in one or more series (each a “Series”). As described in the Registration Statement, the Trust was formed under a declaration of trust made by Computershare Trust Company of Canada as of March 31, 1999 providing for the establishment of the Trust under the laws of the Province of Ontario, as supplemented as of April 22, 2008 and September 29, 2011 and as may be further amended and supplemented (the “Declaration of Trust”), and each Series of Notes will be issued under and pursuant to a supplemental indenture (each, an “Indenture Supplement”) to an indenture (the “Indenture”) between the Trust and an indenture trustee named in the Indenture (the “Indenture Trustee”).

Golden Credit Card Limited Partnership

February 10, 2023

We generally are familiar with the proceedings taken or required to be taken in connection with the proposed authorization, issuance and sale of any Series of Notes, and have made investigations of law and have examined and relied on the originals or copies certified or otherwise identified to our satisfaction of all the documents and records of the Registrant and the Trust and the other instruments of the Registrant, the Trust and other persons, as we have deemed appropriate as a basis for the opinions expressed below, including (a) the Registration Statement and (b) the Declaration of Trust, the Indenture, the form of Indenture Supplement (including the form of Notes included as an exhibit to the Indenture Supplement), the form of Underwriting Agreement and the other transaction documents and forms of transaction documents attached as exhibits or incorporated by reference to the Registration Statement (collectively, the "Agreements").

We express no opinion except as to matters that are governed by the laws of the Province of Ontario and the federal laws of Canada applicable therein on the date hereof. All opinions expressed below are effective as of the date hereof, and are based only on the law and the facts and circumstances necessary and relevant at such date.

Subject to the qualifications stated above, we are of the opinion that, with respect to any Series of Notes, when (a) the Indenture and an Indenture Supplement for the Series of Notes have been duly authorized by all necessary action and duly executed and delivered by all necessary parties for the Series, and (b) the Notes of the Series have been duly executed and authenticated according to the provisions of the Indenture and related Indenture Supplement and issued and sold as contemplated in the Registration Statement and the Agreements, the Notes will have been duly authorized by all necessary action of the Trust and will be legally and validly issued, binding obligations of the Trust, fully paid and non-assessable, and the holders of the Notes will be entitled to the benefits of the Indenture and related Indenture Supplement, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, winding up, arrangement and other laws relating to or affecting creditors’ rights generally and to general principles of equity and the obligation to act in a reasonable manner, regardless of whether such matters are considered in a proceeding in equity or at law.

We consent to the filing of this opinion as an exhibit to the Registration Statement, and to references to this firm as counsel to the Registrant and the Trust in the Registration Statement, without implying or admitting that we are "experts" within the meaning of the Act or the rules and regulations of the Commission issued under the Act, for any part of the Registration Statement, including this exhibit.

Very truly yours,

/s/ McCarthy Tétrault LLP